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(LIONS GATE LOGO)

                    LIONS GATE ENTERTAINMENT SIGNS DEFINITIVE
                   MERGER AGREEMENT WITH ARTISAN ENTERTAINMENT

            DEAL WILL CREATE INDIE POWERHOUSE WITH 8,000+ TITLE LIBRARY

VANCOUVER, BC, MARINA DEL REY, CA, and SANTA MONICA, CA, October 27, 2003 - Lions Gate Entertainment (AMEX and TSX: LGF), a leading North American independent motion picture, television, home entertainment, animation and video-on-demand production and distribution company, and Artisan Entertainment, the leading privately-held motion picture, family entertainment and home entertainment company, today announced that they have entered into a definitive agreement under which Artisan will merge into Lions Gate for a purchase price of $160 million in cash plus assumption of Artisan debt.

"Lions Gate and Artisan have complementary strengths and are a superb strategic fit," said Lions Gate Chief Executive Officer Jon Feltheimer. "Together, the combined entity will be a powerful force in all aspects of filmed entertainment production and distribution and will benefit from the largest library in the history of independent entertainment. Amir and his team have built a great company with a healthy balance sheet and a strong presence in motion pictures, home entertainment and family entertainment, providing us with great opportunities for achieving economies of scale and extending our brand equity. This transaction culminates the first phase of the business plan Michael Burns and I established, with our Board, for our shareholders three and a half years ago."

Artisan Chief Executive Officer Amir Malin commented, "The goal set out by Ken Schapiro and myself, with the help of the senior management team, was to recreate and redefine the company and maximize shareholder value. I believe that we have accomplished our mission. I can think of no company that better complements our core business strengths and strategic vision than Lions Gate. We anticipate fiscal 2003 (ending December 31, 2003) to be the company's strongest year to date from a financial perspective. We enter 2004 with our strongest theatrical slate ever with franchise properties like DIRTY DANCING: HAVANA NIGHTS (co-produced with Miramax Films) and Marvel's incredible comic book legend THE PUNISHER. Under Jon's leadership, I am confident that the new entity will be even greater than the sum of its parts."

The transaction is subject to customary closing conditions, including antitrust regulatory approvals. The deal is expected to be completed by calendar year-end. Under the
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transaction, Artisan shareholders may receive additional cash based on the performance of certain films as well as other contingent compensation.

Lions Gate, acclaimed throughout the industry for such prestigious, original and provocative hits as MONSTER'S BALL, "O," AMERICAN PSYCHO, SHADOW OF THE VAMPIRE, GODS AND MONSTERS, AFFLICTION and THE RED VIOLIN, has built the strongest theatrical release slate in its six-year history. Fresh off the hit horror thriller CABIN FEVER, Rob Zombie's cult classic HOUSE OF 1000 CORPSES and the heist caper CONFIDENCE, the Company enters the holiday season with three major award contenders: GIRL WITH A PEARL EARRING, starring Scarlett Johansson in a breakthrough performance that galvanized this fall's Toronto Film Festival, Colin Firth and Tom Wilkinson; the Sundance acquisition THE COOLER, starring William H. Macy, the magnetic Maria Bello and Alec Baldwin; and the topical drama of journalistic fraud and deception SHATTERED GLASS, starring Hayden Christensen, Chloe Sevigny, Peter Sarsgaard, Rosario Dawson and Hank Azaria. Moving into calendar 2004, Lions Gate has a powerful A-list star-driven slate including the contemporary cloning thriller GODSEND, starring two-time Academy Award winner Robert DeNiro, Greg Kinnear and Rebecca Romijn-Stamos, the futuristic THE FINAL CUT, starring Robin Williams, Mira Sorvino and Jim Caviezel, the Cannes Film Festival sensation DOGVILLE, starring Nicole Kidman, and the just-completed THE COOKOUT, with Queen Latifah.

Lions Gate Television boasts two series that achieved basic cable television ratings records in their debuts, THE DEAD ZONE on USA Networks and 1-800-MISSING on The Lifetime Channel. The Company has established a leadership position among independent companies for its one-hour dramatic series, television movies and miniseries and nonfiction programming. Lions Gate Home Entertainment has become a major force in the DVD and home video marketplace, a fast-growing and highly profitable division that distributes approximately 100 titles a year. Lions Gate is the majority owner of CinemaNow, one of the industry's two leading providers of feature films via the Internet, operates state-of-the-art studio facilities in Vancouver, British Columbia and, through its Montreal-based strategic partner CineGroupe, runs a leading independent animation company.

2004 will mark Artisan Entertainment's strongest theatrical release slate to date. The line-up kicks off with the February release of DIRTY DANCING: HAVANA NIGHTS (in conjunction with Miramax Films), which re-imagines the 1987 worldwide blockbuster and stars sensational newcomers Diego Luna (Y TU MAMA TAMBIEN) and Romola Garai. March will feature the release of the dark comedy EULOGY starring Emmy Award-winner Ray Romano (EVERYBODY LOVES RAYMOND) as well as the powerful drama I AM DAVID starring Jim Caviezel. The highly-anticipated launch of THE PUNISHER, inspired by the cult favorite Marvel superhero, will explode into theaters April 16 with an all-star cast led by Thomas Jane in the title role, John Travolta and Rebecca Romijn-Stamos. Another Marvel character-inspired project, the August 27 release of the horror thriller MAN-THING, will highlight Artisan's summer offerings. In Fall 2004, the much buzzed about romantic period drama COMPLEAT FEMALE
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STAGE BEAUTY starring Billy Crudup, Claire Danes and Rupert Everett, will hit the big screen.

Artisan achieved one of the largest independent blockbuster hits in history with THE BLAIR WITCH PROJECT, which redefined movie marketing and remains one of the most profitable independent films ever made. With a prestigious and prolific library of more than 6,700 titles developed through original productions, strategic acquisitions of libraries such as Republic Pictures, Vestron and Carolco, and production and distribution agreements with respected entities like Marvel Entertainment and Showtime Networks, Artisan has built a stable of commercially and critically successful entertainment properties that it markets and distributes across several platforms (film, DVD, television and Internet). Its prized catalog features an extensive mix of Academy Award-winning classics, action adventure blockbusters, cult classics and outrageous comedies, including:
TERMINATOR 2, DIRTY DANCING, RESERVOIR DOGS, BASIC INSTINCT, TOTAL RECALL, ON GOLDEN POND, IT'S A WONDERFUL LIFE, REQUIEM FOR A DREAM and NATIONAL LAMPOON's VAN WILDER.

In addition to its leading film library, Artisan has also built one of the industry's most impressive family entertainment lines through its award-winning Family Home Entertainment (FHE) division. FHE currently distributes to the home entertainment marketplace product from some of the most prominent family brands. These include: Mattel, Inc. (BARBIE, HOT WHEELS), Fisher-Price (RESCUE HEROES), Scholastic Entertainment (CLIFFORD THE BIG RED DOG), American Greetings (CARE BEARS), Nelvana (MISS SPIDER), TLC (TRADING SPACES), Animal Planet (CROCODILE HUNTER), Big Idea! (JONAH: A VEGGIE TALES MOVIE) and Hallmark Home Entertainment.

The investment bank JP Morgan provided merger and acquisition advisory services to Lions Gate on the transaction and Allen & Company and Harris Williams & Company advised Artisan. The law firms of Sheppard, Mullin, Richter & Hampton LLP and Heenan Blaikie LLP Toronto advised Lions Gate on the deal and the Chicago office of Kirkland & Ellis counseled Artisan.


This press release contains forward-looking statements that involve risks and uncertainties concerning Lions Gate's proposed acquisition of Artisan and Lions Gate's expected financial and operational performance. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the transaction will not close or the closing may be delayed; Lions Gate's ability to successfully integrate Artisan's operations and employees; general economic conditions and the other risk factors set forth in Lions Gate's Registration Statement on Form S-3 filed on September 25, 2003 and related prospectus supplement filed on October 9, 2003. Lions Gate undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.
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                             www.lionsgatefilms.com

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AMEX AND TSX: LGF

For further information, contact:

FOR LIONS GATE

Peter D. Wilkes
Lions Gate Entertainment
310-314-9515
pwilkes@lgecorp.com

FOR ARTISAN

Jeffrey Klein
Bender/Helper Impact
212-689-6360
Jeff_klein@bhimpact.com